                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                    APEX PC SOLUTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
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     (4) Date Filed:
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
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF APEX PC SOLUTIONS, INC.:

    NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Apex PC Solutions, Inc. will be held at 10:00 a.m. local time on Thursday, June 25, 1998, at The Woodmark Hotel, 1200 Carillon Point, Kirkland, Washington 98033, for the following purposes:

    (1) To elect six directors for a one-year term;

    (2) To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for the current fiscal year;

    (3) To amend the Apex PC Solutions, Inc. 1995 Employee Stock Plan; and

    (4) To transact such other business as may properly come before the meeting.

    Shareholders of record at the close of business on May 22, 1998 will be entitled to notice of and to vote at the meeting and any adjournment thereof. The vote of each shareholder is important. Whether or not you plan to attend the meeting, you are requested to date and sign the enclosed proxy card and return it promptly.

                                          By order of the Board of Directors,

                                          APEX PC SOLUTIONS, INC.

                                                       [SIGNATURE]

                                          Samuel F. Saracino, Secretary

Woodinville, Washington

May 22, 1998

                            APEX PC SOLUTIONS, INC.

                           20031 - 142ND AVENUE N.E.

                         WOODINVILLE, WASHINGTON 98072

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                         INFORMATION REGARDING PROXIES

    This Proxy Statement and the accompanying proxy/voting instruction card (proxy card) are being mailed on or about May 25, 1998 to shareholders in connection with the solicitation of proxies by the Board of Directors of Apex PC Solutions, Inc. (the "Company") for the 1998 Annual Meeting of Shareholders. The meeting will be held on Thursday, June 25, 1998, at 10:00 a.m. at The Woodmark Hotel, 1200 Carillon Point, Kirkland, Washington 98033.

    Only shareholders of record at the close of business on May 22, 1998 will be entitled to vote at the meeting. At the close of business on May 22, 1998, there were 13,453,008 outstanding shares of the Company's common stock ("Common Stock"). Each share of outstanding Common Stock is entitled to one vote, and the holders of a majority of the votes entitled to be cast on a matter constitute a quorum for the transaction of business. Once a quorum exists, a director nominee is elected or a proposal is approved if the votes cast in favor of the nominee or the proposal exceed the votes cast against the nominee or the proposal. There is no provision in the Company's Amended and Restated Articles of Incorporation for cumulative voting.

    If shares are not voted in person, they cannot be voted on your behalf unless a signed proxy is given. Even if you expect to attend the Annual Meeting in person, in order to ensure your representation, please complete, sign, date, and mail the enclosed proxy promptly in the enclosed envelope. A shareholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised by giving a subsequent proxy or by delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used. If you receive two or more proxy cards, please complete, sign, date, and return each to complete your representation. All shares represented by each properly executed and unrevoked proxy, in the accompanying form, will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it unusable.

    If the enclosed proxy is properly executed and returned, it will be voted in accordance with the instructions specified on the proxy. In the absence of instructions to the contrary, it will be voted (i) for all of the nominees for the Company's Board of Directors listed in this proxy statement, (ii) to ratify the appointment of Coopers & Lybrand L.L.P. as the independent accountants for the Company for the year ending December 31, 1998, and (iii) to amend the Company's 1995 Employee Stock Plan.

    Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the director nominees or the other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion.

    The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, facsimile, telephone, or other electronic means and personally by officers and regular employees of the Company who will not receive additional compensation for solicitation. Brokers, nominees, and fiduciaries will be reimbursed for out-of-pocket expenses incurred in obtaining proxies or authorizations from the beneficial owners of the Common Stock. The Company will use the services of ChaseMellon Shareholder Services, L.L.C., 520 Pike Street, Suite 1220, Seattle, WA, 98101, to aid in the solicitation of proxies at an anticipated fee of $6,500.00, plus reasonable expenses.

    The purpose of the meeting and the matters to be acted upon are set forth in the Notice of Annual Meeting of Shareholders. As of the date of this Proxy Statement, management knows of no other business that will be presented for consideration at the Annual Meeting. If any such other business shall properly come before the meeting, however, votes will be cast pursuant to the proxies in respect of any such other business in accordance with the best judgment of the persons acting under the proxies.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Board of Directors proposes the following six nominees for re-election as Directors at the Annual Meeting: Jeffrey T. Chambers, Sterling Crum, Franz Fichtner, Kevin J. Hafer, Edwin L. Harper, and William McAleer.

    The Board of Directors consists of six members, each serving a one-year term. Each Director will hold office until the first annual meeting of shareholders immediately following expiration of his term of office and until his successor is qualified and elected.

    Although the Board of Directors anticipates that all of the nominees will be available to serve as Directors of the Company, if any of the nominees does not accept the nomination, or is otherwise unwilling or unable to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

INFORMATION ABOUT DIRECTORS AND NOMINEES FOR ELECTION

    The names and ages of the nominees, the year in which each first became a Director of the Company, their principal occupations, and certain other information are as follows:

    Jeffrey T. Chambers, age 43, has served as a Director of the Company since January 1996. Mr. Chambers has been employed by TA Associates, Inc., a venture capital firm, or its predecessor, since 1980, has been a partner of affiliated venture funds since 1984, and is currently a Managing Director of TA Associates, Inc. Mr. Chambers is also a director of Diamond Multimedia Systems, Inc.

    Sterling Crum, age 43, has served as a Director of the Company since its inception. From the Company's inception until June 1995, Mr. Crum served as the Company's President. From May 1985 to February 1993, Mr. Crum served in various capacities for the Company's predecessor, including as President and as Director. In addition, since November 1993, Mr. Crum has served as President and sole director of Water Sports, Inc., a water sports recreation company.

    Franz Fichtner, age 46, has served as a Director of the Company since March 1998. Mr. Fichtner has been President of Diamond Multimedia Europe, a computer hardware company, since October 1997. From January 1995 to October 1997, Mr. Fichtner was President of 3Com Europe, a computer network company, and from January 1991 to January 1995, Mr. Fichtner was Managing Director of 3Com GmbH.

    Kevin J. Hafer, age 41, has been the President of the Company since June 1995, and has served as the Chief Executive Officer of the Company since December 1995 and as a Director of the Company since January 1996. From February 1993 to June 1995, Mr. Hafer served as the General Manager of the Company, and from December 1989 to January 1993, Mr. Hafer served as the Manager and Technical Operations Director of the Company's predecessor. Prior to joining the Company's predecessor, Mr. Hafer was employed at Harris Corporation from May 1979 to September 1989, serving in various management capacities.

    Edwin L. Harper, age 53, has served as a Director of the Company since October 1996. Since June 1996, Mr. Harper has served as President and Chief Executive Officer of SyQuest Technology, a computer hardware company. From July 1993 to June 1996, Mr. Harper was employed as President and Chief Executive Officer of ComByte, Inc., and from June 1988 to May 1993, Mr. Harper served in various capacities, including President and Chief Executive Officer, at Colorado Memory Systems, Inc. Mr. Harper is also a Director of SyQuest Technology and Network Associates, a network security management company.

    William McAleer, age 46, has served as a Director of the Company since June 1996. Mr. McAleer is currently Managing Director of Voyager Capital, L.L.C., which provides venture financing to private information technology companies. From 1988 through 1994, Mr. McAleer was Vice President Finance, Chief Financial Officer and Secretary with Aldus Corporation, a publicly held software company. Prior to joining Aldus, Mr. McAleer was Vice President, Finance and Administration from 1987 to 1988 of Ecova Corporation and also served as a Vice President with Westin Hotels Company from 1984 through 1987. Mr. McAleer is also a Director of Endura Software Corporation, Primus Communications Corporation, and Truevision, Inc.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee, each of which consists entirely of independent Directors.

    The Audit Committee, which was created in December 1996, reviews with the Company's independent accountants the scope, results, and costs of the annual audit and the Company's accounting policies and financial reporting. The members of the Audit Committee are William McAleer (Chairman) and Jeffrey T. Chambers.

    The Compensation Committee, which was also created in December 1996, oversees the Company's compensation and benefits practices and programs. The members of the Compensation Committee are Edwin L. Harper (Chairman), Sterling Crum, and Jeffrey T. Chambers.

    The Board of Directors does not have any other standing committees.

BOARD AND BOARD COMMITTEE MEETINGS

    During the fiscal year ended December 31, 1997, there were seven meetings of the Board of Directors, and the Board of Directors took action by unanimous written consent an additional five times during 1997. There was one meeting of the Audit Committee during the fiscal year ended December 31, 1997. The Compensation Committee took action by unanimous written consent three times during the fiscal year ended December 31, 1997. All Directors attended all meetings of the Board and of the Committees on which they served except that each of two Directors did not attend one meeting of the Board.

COMPENSATION OF DIRECTORS

    Directors are reimbursed for their out-of-pocket expenses for attendance at meetings. Mr. Fichtner, Mr. Harper, and Mr. McAleer receive annual compensation of $6,000 for their services as Directors. Each individual who was a Director of the Company in July 1997 was also granted options at that time to purchase 4,000 shares of the Company's Common Stock at $18.750 per share. These options vest over a one-year period beginning at various times in 1999.

EXECUTIVE OFFICERS

    The following are the executive officers of the Company. Executive officers are elected by the Board of Directors:

    Thomas M. Buiocchi, age 40, has been the Vice President of Marketing of the Company since April 1998. From July 1997 to April 1998, Mr. Buiocchi was Vice President, Marketing, of Enron Marketing, an energy services company. From December 1994 to July 1997, Mr. Buiocchi was Executive Vice President and Chief Operating Officer of FMES Incorporated, also an energy services company. From December 1993 to December 1995, Mr. Buiocchi was Director of Planning for Hewlett-Packard Computer Systems Organization, part of Hewlett-Packard Corporation, a computer hardware company. From April 1992 to December 1993, Mr. Buiocchi was Director of Marketing for HP Personal Computer Systems Organization.

    Douglas A. Bevis, age 52, has been the Vice President and Chief Financial Officer of the Company since September 1996, and was Secretary of the Company from December 1996 to March 1998. From September 1990 to February 1996, Mr. Bevis was employed at CH2M HILL, Inc., a national environmental engineering consulting firm, where he served as Vice President and Treasurer from September 1990 to April 1993 and as Senior Vice President and Chief Financial Officer from April 1993 to February 1996.

    Kevin J. Hafer. See description under "Election of Directors--Information About Directors and Nominees for Election."

    Samuel F. Saracino, age 47, has been the Vice President of Business Development and General Counsel of the Company since February 1998, and Secretary of the Company since March 1998. From January 1984 to February 1998, Mr. Saracino was a partner at the Seattle law firm of Davis Wright Tremaine LLP, the Company's outside general counsel.

    Christopher L. Sirianni, age 44, has been the Vice President of Sales of the Company since August 1996, and was Vice President of Sales and Marketing from August 1996 to April 1998. From March 1994 to August 1996, Mr. Sirianni served as the Company's Director of Sales and Marketing. From August 1992 to February 1994, Mr. Sirianni served as the Director of Sales of Coastal Manufacturing, a metal fabrication company. Mr. Sirianni served as a consultant/sales executive for National Precision Bearing, a distributor, from November 1991 to June 1992. From September 1982 to October 1991, Mr. Sirianni served in various capacities, including Vice President of Sales and Marketing for Augat Communications, a telecommunications company.

OTHER SIGNIFICANT EMPLOYEES

    In addition to directors and executive officers, the Company has the following significant employees:

    Danny L. Beasley, age 33, has served as the Company's Director of Engineering since March 1994. From December 1992 to March 1994, Mr. Beasley served as a Research and Development Engineer for the Company and its predecessor. Mr. Beasley served as the Director of Engineering for Spectralogic, Inc., an engineering design and product development firm, from April 1989 to October 1992.

    Stephen J. McCarthy, age 45, has served as the Company's Director of Product Development since July 1995. From February 1994 to July 1995, Mr. McCarthy served as the Company's Research and Development Manager, and from November 1987 to February 1994, Mr. McCarthy served as the Account Manager for the Company and the on-site service division of the Company's predecessor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS

    The following table sets forth as of April 30, 1998, certain information with respect to the ownership of the Common Stock of the Company by (i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) each director of the Company, (iii) each of the Company's executive officers, and (iv) all executive officers and directors of the Company as a group. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares, subject to community property laws, where applicable.

NAME OF BENEFICIAL OWNER(1)                                              SHARES     PERCENTAGE
---------------------------------------------------------------------  ----------  -------------
Sterling Crum(2).....................................................   1,875,000         13.9%
The Equitable Companies Incorporated(3) .............................   1,392,700         10.4%
  1290 Avenue of the Americas
  New York, NY 10104
Pilgrim Baxter & Associates, Ltd. ...................................   1,349,800         10.0%
  825 Duportail Road
  Wayne, PA 19087
Britannia Holdings Limited ..........................................     942,500          7.0%
  P.O. Box 556
  Main Street
  Charleston, Nevis
TA Group(4) .........................................................     541,584          4.0%
  c/o TA Associates, Inc.
  125 High Street
  High Street Tower, Suite 2500
  Boston, MA 02110
Kevin J. Hafer(5)....................................................     293,696          2.2%
Christopher L. Sirianni(6)...........................................      45,000        *
Jeffrey T. Chambers(7)...............................................      38,247        *
Douglas A. Bevis(8)..................................................      34,587        *
Edwin L. Harper(9)...................................................      13,933        *
William McAleer(10)..................................................      12,500        *
Franz Fichtner(11)...................................................       1,999        *
Samuel F. Saracino...................................................       1,000        *
All directors and executive officers as a group
  (9 persons)(12)....................................................   2,315,962         17.0%

------------------------

*   Less than 1%.

 (1) Except as set forth herein the address of the directors and executive officers set forth in the table is the address of the Company, 20031 - 142nd Avenue, N.E., Woodinville, Washington 98072.

 (2) Includes 942,500 shares beneficially owned by Britannia Holdings Limited ("Britannia"), whose sole shareholder is The Duvall Trust, an irrevocable trust for the benefit of Mr. Crum and certain members of his family. Mr. Crum disclaims beneficial ownership with respect to all of such 942,500 shares. Also includes 4,000 shares of Common Stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at $0.18375 per share. Also includes 928,500 shares beneficially owned by the Crum Family Trust, a revocable trust for the benefit of Mr. Crum and certain members of his family.

 (3) As reported on a Schedule 13G filed on April 10, 1998, by The Equitable Companies Incorporated under a Joint Filing Agreement among The Equitable Companies Incorporated, Alpha Assurances

     Vie Mutuelle, AXA Assurances I.A.R.D Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, and AXA-UAP.

 (4) Includes (i) 442,498 shares of Common Stock owned by Advent Atlantic and Pacific II L.P., (ii) 80,671 shares of Common Stock owned by Advent New York L.P., (iii) 15,435 shares of Common Stock owned by TA Associates VII L.P., (iv) 1,490 shares of Common Stock owned by TA Associates, Inc., and
     (v) 1,490 shares of Common Stock owned by TA Associates Service Corporation. Advent Atlantic and Pacific II L.P., Advent New York L.P., TA Associates VII L.P., TA Associates, Inc., and TA Associates Service Corporation are part of an affiliated group of investment partnerships and corporations referred to, collectively, as the TA Group. The general partner of Advent Atlantic and Pacific II L.P. is TA Associates AAP II Partners L.P. The general partner of Advent New York L.P. is TA Associates VI L.P. The general partner of each of TA Associates VII L.P., TA Associates AAP II Partners L.P., and TA Associates VI L.P. is TA Associates, Inc. TA Associates Service Corporation, whose sole shareholder is TA Associates, Inc., is a limited partner in TA Associates VII L.P. TA Associates, Inc. exercises sole voting and investment power with respect to all of the shares held of record by the named investment partnerships and corporations. Individually, no stockholder, director, or officer of TA Associates, Inc. is deemed to have or share such voting or investment power. Principals and employees of TA Associates, Inc. (including Mr. Chambers, a director of the Company) may be deemed to share voting and investment power with respect to the shares of Common Stock held of record by the TA Group. Mr. Chambers disclaims beneficial ownership of all such shares.

 (5) Includes 99,619 shares of Common Stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at a weighted average exercise price of $4.1055 per share.

 (6) Includes 11,000 shares of Common Stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at $0.18375 per share.

 (7) Includes 16,000 shares of Common Stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at $0.18375 per share, of which Mr. Chambers disclaims beneficial ownership. Does not include any shares beneficially owned by the members of the TA Group, of which Mr. Chambers disclaims beneficial ownership.

 (8) Includes 7,169 shares of Common Stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at $0.18375 per share.

 (9) Includes 1,333 shares of Common Stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at $0.50 per share.

 (10) Includes 4,000 shares of Common Stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at $0.18375 per share.

 (11) Includes 1,999 shares of Common Stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at $22.4063 per share.

 (12) Includes 145,120 shares of Common Stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at a weighted average exercise price of $3.1849 per share. Also includes 942,500 shares held by Britannia. See Notes (2), (5), (6), (7), (8), (9),
      (10), and (11) above.

There are no arrangements which may result in a change of control of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
  COMPENSATION

    The Compensation Committee (the "Committee") of the Board of Directors (comprised of three non-employee directors) reviews and approves individual officer salaries, incentive performance goals, and stock option grants. The Committee also reviews guidelines for compensation, bonus, and stock option grants for non-officer employees.

    The Company's overall compensation philosophy is to provide competitive levels of total compensation that will enable the Company to attract, motivate, retain, and reward qualified employees. The

Committee believes that compensation should promote continued performance of corporate and personal goals and that any long-term incentive should be aligned with the interest of the Company's stockholders. The Company's executive compensation policies are designed to provide competitive levels of compensation to motivate officers to achieve the Company's business objectives and to reward these officers based on their achievements. The executive compensation program primarily consists of (i) base salary, (ii) incentive compensation in the form of an annual bonus, and (iii) and stock options awarded under the Company's 1995 Employee Stock Plan.

    Compensation for the Company's executive officers (including the Named Executive Officers as defined below) consists of the following components:

    BASE SALARY. In setting compensation levels for executive officers, the Committee reviews several salary surveys detailing information relating to competitive compensation levels at other technology companies in the Pacific Northwest and, to a lesser extent, in California. Recommendations by management are examined by the Committee in the light of this reported information. Officer base compensation may vary based on tenure with the Company, experience, assessment of individual performance, duties and responsibilities, and other factors of importance to the success of the Company.

    INCENTIVE BONUSES. The incentive bonus program provides a variable compensation opportunity for the executive officers. Bonus payments are discretionary and based on a combination of the Company's corporate financial performance and individual officer performance relative to achievement of specified management and strategic objectives. Target bonuses for executive officers range up to seventy-five percent of the base salary of the individual executive officer.

    STOCK OPTIONS. The Committee believes that stock ownership provides significant incentive to employees by providing an opportunity to receive additional compensation by increasing shareholder value. This compensation element aligns the interests of employees with those of the stockholders. The long-term incentive is realized through the granting of stock options to employees and eligible executive officers. Stock Options have value for the employee only if the price of the Company's Common Stock increases above the exercise price, which is typically set at the fair market value of the Common Stock on the date the stock option is granted. The number of shares awarded with each stock option grant is based on the employee's current and anticipated future performance and ability to promote achievement of strategic corporate goals. The Committee reviews the stock option holdings of executive officers annually to determine whether additional grants are appropriate. Stock options generally vest over a four-year period, thus providing an incentive to remain employed with the Company.

    OTHER. In addition to the compensation paid to the Named Executive Officers as described above, executive officers and all other participating regular employees of the Company are eligible to receive an annual matching contribution up to a specified percentage (which is determined annually by the Board of Directors) of their eligible compensation under the Company's 401(k) plan. For 1997, the Company matched 100% of an employee's or officer's elective contribution up to 5% of eligible compensation. Executive officers, subject to plan provisions, and all other regular employees are also eligible to participate in the Company's Employee Stock Purchase Plan (which qualifies under
Section 423 of the Internal Revenue Code).

    The Compensation Committee annually reviews and approves the compensation of Kevin J. Hafer, the Company's President and Chief Executive Officer. In setting the compensation level for the Chief Executive Officer, the Committee reviews competitive information reflecting compensation practices for technology companies and examines the Chief Executive Officer's performance relative to the Company's financial performance and his specific strategic objectives and goals. The Committee also considers the Chief Executive Officer's achievements against the same pre-established objectives and determines whether the Chief Executive Officer's base salary, bonus, and total compensation approximate the competitive range of compensation for chief executive officer positions in the technology industry. In establishing Mr. Hafer's 1997 compensation, the Committee reviewed Mr. Hafer's experience and past performance and compared them with chief executive officers of other companies.

    The Committee is in the process of reviewing the Company's executive compensation plans to determine if revisions may be necessary due to provisions of Section 162(m) of the Internal Revenue Code, which generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid to any of the corporation's executive officers for any fiscal year. It is the current policy of the Committee to preserve the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its shareholders. The Committee is reviewing the Company's existing executive compensation plans and will propose changes, if necessary and reasonable, to ensure compliance with the provisions of Section 162(m) which allow performance-based compensation to be excluded from the deduction limits.

                                          COMPENSATION COMMITTEE:
                                          Edwin L. Harper (Chairman)
                                          Jeffrey T. Chambers
                                          Sterling Crum

SUMMARY COMPENSATION TABLE

    The following table summarizes all compensation earned by the Company's Chief Executive Officer and by the Company's other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers") for services rendered in all capacities during the fiscal years ended December 31, 1997 and 1996.

                                                                                        LONG-TERM
                                                              ANNUAL COMPENSATION     COMPENSATION
                                                           -------------------------  -------------     ALL OTHER
NAME AND PRINCIPAL POSITION                       YEAR       SALARY        BONUS      STOCK OPTIONS   COMPENSATION
----------------------------------------------  ---------  ----------  -------------  -------------  ---------------
Kevin J. Hafer ...............................       1997  $  200,000  $  167,500(1)      160,250    $     10,119(2)
President and Chief Executive Officer                1996  $  157,692  $  164,707(3)       24,000    $  1,009,619(2)

Christopher L. Sirianni.......................       1997  $  145,000  $  108,750(4)       22,000    $    292,422(5)
Vice President, Sales and Marketing                  1996  $   89,123  $  148,396(6)      132,000    $      4,456(5)

Douglas A. Bevis..............................       1997  $  120,000  $   60,000(7)       17,000    $      4,385(8)
Vice President and Chief Financial Officer

------------------------

(1) Includes $150,000 bonus earned in 1997 and paid in 1998.

(2) Includes $1,000,000 related to the vesting of Series B Redeemable Preferred Stock in 1996, which was paid in 1997. Also represents matching contributions in the aggregate amounts of $8,000 and $7,500 made by the Company in 1997 and 1996, respectively, to its 401(k) Profit Sharing Plan and Trust on behalf of Mr. Hafer and premium payments in the aggregate amount of $2,119 and $2,119 paid by the Company in 1997 and 1996, respectively, towards Mr. Hafer's life insurance policy.

(3) Includes $80,000 bonus earned in 1996 and paid in 1997.

(4) Bonus earned in 1997 and paid in 1998.

(5) Represents matching contributions in the aggregate amounts of $8,000 and $4,456 made by the Company in 1997 and 1996, respectively, to its 401(k) Profit Sharing Plan and Trust on behalf of Mr. Sirianni, and $284,422 in compensation related to the exercise of stock options by Mr. Sirianni in 1997.

(6) Includes $54,894 bonus earned in 1996 and paid in 1997.

(7) Includes $15,000 bonus earned in 1997 and paid in 1998.

(8) Represents matching contributions made by the Company in 1997 to its 401(k) Profit Sharing Plan and Trust on behalf of Mr. Bevis.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information with respect to individual grants to the Named Executive Officers of options to purchase Common Stock of the Company made during the fiscal year ended December 31, 1997:

                                                                                                POTENTIAL REALIZED VALUE
                                      NUMBER OF                                                AT ASSUMED ANNUAL RATES OF
                                     SECURITIES      % OF TOTAL                                 STOCK PRICE APPRECIATION
                                     UNDERLYING    OPTIONS GRANTED    EXERCISE                      FOR OPTION TERM
                                       OPTIONS     TO EMPLOYEES IN    PRICE PER   EXPIRATION   --------------------------
NAME                                 GRANTED(#)      FISCAL YEAR        SHARE        DATE           5%           10%
-----------------------------------  -----------  -----------------  -----------  -----------  ------------  ------------
Kevin J. Hafer.....................      79,000            22.6%      $   18.75      6/19/07   $    931,540  $  2,360,731
                                         81,250            23.3%      $   23.63     10/27/07   $  1,207,183  $  3,059,238

Christopher L. Sirianni............      22,000             6.3%      $   18.75      6/19/07   $    259,419  $    657,419

Douglas A. Bevis...................      17,000             4.9%      $   18.75      6/19/07   $    200,460  $    508,005

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information with respect to option exercises during the fiscal year ended December 31, 1997 by the Named Executive Officers and 1997 year-end option values:

                                                                                NUMBER OF
                                                                               SECURITIES
                                                                  VALUE        UNDERLYING
                                                                REALIZED       UNEXERCISED    VALUE OF UNEXERCISED
                                                              (MARKET PRICE    OPTIONS AT     IN-THE-MONEY OPTIONS
                                                NUMBER OF      AT EXERCISE   FISCAL YEAR END   AT FISCAL YEAR END
                                             SHARES ACQUIRED  LESS EXERCISE   (EXERCISABLE/       (EXERCISABLE/
NAME                                           ON EXERCISE       PRICE)      UNEXERCISABLE)     UNEXERCISABLE)(1)
-------------------------------------------  ---------------  -------------  ---------------  ---------------------
Kevin J. Hafer.............................        --              --         4,171/481,115      $110/$7,398,211

Christopher L. Sirianni....................        11,576     $  284,422(2)     0/88,000          --/$1,522,373

Douglas A. Bevis...........................        --              --         4,294/89,958     $94,208/$1,658,172

------------------------

(1) Based upon the fair market value of the Company's Common Stock at fiscal year end of $22.13 per share less the exercise price payable for such shares.

(2) Based upon the net sales price received on August 7, 1997 of $24.57 per share.

EMPLOYMENT CONTRACTS AND ARRANGEMENTS

    In December 1995, the Company entered into an Employment Agreement (the "Employment Agreement") with Mr. Hafer for a term of one year, subject to automatic one-year renewals thereafter. Pursuant to the terms of the Employment Agreement, the Compensation Committee of the Board of Directors set Mr. Hafer's 1997 base salary at $200,000, and awarded Mr. Hafer bonus payments of $150,000 for 1997 based on the achievement by Mr. Hafer and the Company of certain performance objectives. In connection with his employment, Mr. Hafer was awarded 160,250 stock options in 1997 under the Company's 1995 Employee Stock Plan. Under the Employment Agreement, if Mr. Hafer is terminated without cause (as defined in the Employment Agreement), he is entitled to receive his salary, benefits, bonus and accelerated vesting of his stock options for a period of one year, during which time and for an additional one year thereafter Mr. Hafer has agreed not to compete, directly or indirectly, with the Company.

PERFORMANCE GRAPH

    The following graph compares the total stockholder return (stock price appreciation) on the Company's Common Stock with the cumulative total return (including reinvested dividends) on the NASDAQ Composite Index ("NASDAQ Composite") and the NASDAQ Computer Index ("NASDAQ Computer") for the period beginning February 1, 1997, the first day of the month in which the Company became a public company, and ending December 31, 1997.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                    COMPARISON OF CUMULATIVE TOTAL RETURN*

                                                                                      APEX PC SOLUTIONS         NASDAQ COMPOSITE
2/1/97                                                                                          $100.00                  $100.00
12/31/97                                                                                        $245.83                  $113.81
*ASSUMES INITIAL INVESTMENT OF $100 AND REINVESTMENT OF DIVIDENDS

                    COMPARISON OF CUMULATIVE TOTAL RETURN*
                                                                                        NASDAQ COMPUTER
2/1/97                                                                                          $100.00
12/31/97                                                                                        $106.14
*ASSUMES INITIAL INVESTMENT OF $100 AND REINVESTMENT OF DIVIDENDS

                                   PROPOSAL 2
             TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P.
                 AS THE INDEPENDENT ACCOUNTANTS FOR THE COMPANY
                      FOR THE YEAR ENDED DECEMBER 31, 1998

    The Board of Directors has appointed the firm of Coopers & Lybrand L.L.P. to conduct an audit in accordance with generally accepted accounting standards of the Company's financial statements for the fiscal year ending December 31, 1998. A representative of that firm is expected to be present at the annual meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. Neither the firm nor any of the partners has any direct financial interest in the Company as independent accountants. This appointment is being submitted for ratification at the meeting. If not ratified, this appointment will be reconsidered by the Board, although the Board of Directors will not be required to appoint different independent accountants for the Company. Coopers & Lybrand L.L.P. has served the Company as its independent accountants since December 1995.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THIS APPOINTMENT.

                                   PROPOSAL 3
                                  TO AMEND THE
                APEX PC SOLUTIONS, INC. 1995 EMPLOYEE STOCK PLAN

    The Company's 1995 Employee Stock Plan (the "Plan") was adopted by the Board of Directors and approved by the shareholders of the Company in December 1995. The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility in the Company, to provide additional incentives to officers, employees, and non-employee directors of the Company, and to promote the success of the Company's business.

DESCRIPTION OF THE PLAN

    The Plan provides for the granting to officers and employees of the Company of options that qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options that do not so qualify ("NQSOs"). Non-employee directors of the Company are eligible to receive NQSOs. As of April 30, 1998, all grants of options under the Plan have been NQSOs.

    The Plan is currently administered by the Compensation Committee of the Board of Directors, which has the discretion to determine, among other matters, the persons to whom options will be granted, the number of shares purchasable upon exercise of each option, whether options will be ISOs or NQSOs, the purchase price of the shares issuable pursuant to options (which price, for ISOs, may not be less than 100% of the fair market value of the Common Stock, as determined in good faith by the Compensation Committee, on the date the option is granted), and the period during which each option may be exercised (not to exceed ten years for ISOs). The purchase price of the shares issued pursuant to each option must be paid, as determined by the Compensation Committee, (i) in cash, (ii) by promissory note, (iii) by surrender of shares of Common Stock held by the participant or a combination of cash and shares, or (iv) any combination of the foregoing methods of payment. The aggregate fair market value of the shares of Common Stock for which ISOs may first be exercisable by a participant during any one calendar year may not exceed $100,000.

    Generally, upon termination of a participant's employment with the Company by reason of the participant's death or "permanent and total disability" (as defined in Section 22(e)(3) of the Code), each option held by the participant on the date of termination shall terminate on the earlier of the fixed expiration date of such option, or the date that is one year after the date of termination of employment. Upon termination of a participant's employment with the Company by reason of disability that is not permanent and total, each option held by the participant on the date of termination shall terminate on the earlier of the fixed expiration date of such option, or the date that is ninety (90) days after the date of termination of employment. Upon termination of a participant's employment with the Company by any reason other than death or disability, each option held by the participant on the date of termination shall terminate on the earlier of the date that is ninety (90) days after the date of termination of employment, or the fixed expiration date of such option. In the case of Kevin J. Hafer, the Company's President and Chief Executive Officer, Mr. Hafer continues to vest in options for a period of one year so long as his termination is without cause (as defined in his Employment Agreement), and options that vest within such one-year period must be exercised within ninety (90) days following the end of such one-year period.

    In the event that the Company enters into an agreement to dispose of all or substantially all of its assets or if the Company's shareholders dispose or agree to dispose of 50% or more of the outstanding shares of Common Stock (an "Acceleration Event"), each outstanding option will be exercisable immediately preceding such Acceleration Event. Upon consummation of the Acceleration Event, all outstanding options, whether or not so accelerated, will terminate and cease to be exercisable.

DESCRIPTION OF THE AMENDMENT

    A total of 2,161,760 shares of the Company's Common Stock is presently reserved for issuance under the Plan. As of April 30, 1998, 683,795 options had been exercised under the Plan, and there were options outstanding to purchase an aggregate of 1,459,293 shares at a weighted average exercise price of $11.4434 per share, with 18,672 shares available for future option grants. The Board of Directors believes that the number of shares remaining available for issuance under the Plan is insufficient to satisfy the purposes of the Plan unless additional shares are authorized, and at the Annual Meeting, shareholders will be requested to approve an amendment to the Plan (which was unanimously approved by the Board) to increase by 1,500,000 the number of shares that may be issued under the Plan. The Board has also approved two housekeeping amendments to the Plan, neither of which requires shareholder approval, changing the name of the Plan to the Apex PC Solutions, Inc. Employee Stock Plan and bringing the Plan into compliance with Code Section 162.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT OF THE COMPANY'S 1995 EMPLOYEE STOCK PLAN.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission and The Nasdaq Stock Market, Inc. Such directors, executive officers and ten-percent shareholders are also required to furnish the Company with copies of all Section 16(a) forms that they file.

    Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that during fiscal 1997, all Section 16(a) filing requirements applicable to its directors, executive officers, and ten-percent shareholders were complied with, except that (i) Kevin J. Hafer, the Company's President, CEO and a director, filed late one report relating to the sale of shares in connection with the Company's IPO, (ii) Sterling Crum, a director, filed late one report relating to the sale of shares in connection with the Company's IPO,
(iii) Britannia Holdings, Ltd., a ten-percent shareholder, filed late one report relating to the sale of shares in connection with the Company's IPO, (iv) Douglas A. Bevis, the Company's Chief Financial Officer, filed late one report relating to a stock purchase, and (v) Edwin L. Harper, a director, filed late one report relating to a stock purchase.

                               OTHER INFORMATION

    The 1997 Annual Report of the Company for the fiscal year ended December 31, 1997 was mailed to the shareholders prior to or together with the mailing of this Proxy Statement. Shareholders who did not receive a copy of the 1997 Annual Report with their Proxy Statement may obtain a copy by writing to or calling Samuel F. Saracino, Secretary, Apex PC Solutions, Inc., 20031 - 142nd Avenue N.E., Woodinville, Washington 98072. His telephone number is (425) 402-9393.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

    Proposals which shareholders intend to present at the 1999 Annual Meeting of Shareholders must be received by the Company no later than January 25, 1999 to be eligible for inclusion in the proxy material for that meeting.

                                 OTHER BUSINESS

    As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons named in the enclosed proxy form will vote or refrain from voting in accordance with their best judgment.

    The Company's 1997 Annual Report is enclosed herewith and contains the Company's financial statements for the year ended December 31, 1997. A COPY OF FORM 10-KSB, THE ANNUAL REPORT FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER WHO REQUESTS IT IN WRITING FROM THE COMPANY AT THE ADDRESS NOTED ON THE FIRST PAGE OF THIS PROXY STATEMENT. THE FORM 10-KSB IS ALSO AVAILABLE AT THE COMPANY'S WEB
SITE: http://www.apexpc.com.

                                          APEX PC SOLUTIONS, INC.

Woodinville, Washington

May 25, 1998

                         APEX PC SOLUTIONS, INC.

             PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 25, 1998

     The undersigned hereby appoints Kevin J. Hafer and Samuel F. Saracino, or either of them (with full power to act alone), as proxies with full power of substitution, to represent and to vote all of the Common Stock of APEX PC SOLUTIONS, INC. held of record by the undersigned at the close of business on May 22, 1998, at the annual meeting of shareholders of APEX PC SOLUTIONS, INC. on Thursday, June 25, 1998, and at any adjournments thereof, as set forth below and in accordance with their discretion on any other matters which may properly come before the meeting or any adjournments thereof.


--------------------------------------------------------------------------------
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

                                                               Please mark   /X/
                                                               your votes as
                                                               indicated in
                                                               this example


                           Withhold
                For all      all                                                          For   Against   Abstain
1. Election of    / /        / /                              2. Proposal to ratify the
   Directors:                                                    appointment of COOPERS   / /     / /       / /
                                                                 & LYBRAND L.L.P. as the
                                                                 independent public
   Franz Fichtner,  Jeffrey T. Chambers,  Sterling Crum,         accountants for the
   Kevin J. Hafer,  Edwin L. Harper,      William McAleer        company for the year
                                                                 ending December 31, 1998.
   INSTRUCTIONS:  To withhold authority to vote for any          The Board of Directors
   individual nominee, strike a line through the nominee's       unanimously recommends a
   name.                                                         vote "FOR" this proposal.

                                                                                          For   Against   Abstain
                                                              3. Proposal to amend the
                                                                 Apex PC Solutions, Inc.  / /     / /       / /
                                                                 1995 Employee Stock Plan.
                                                                 The Board of Directors
                                                                 unanimously recommends a
                                                                 vote "FOR" this proposal.

                                                              4. In their discretion, the
                                                                 Proxies are authorized
                                                                 to vote upon such other
                                                                 business as may properly
                                                                 come before the meeting.

                                                                      THE SHARES COVERED BY THIS PROXY WILL BE
                                                                      VOTED AS SPECIFIED.  IF NO SPECIFICATION
                                                               ----   IS MADE, THE PROXY WILL BE VOTED IN FAVOR
                                                                   |  OF THE FOREGOING PROPOSALS.
                                                                   |
                                                                      Please mark, sign, date, and return this
                                                                      proxy promptly using the enclosed envelope.

Signature             Signature if jointly held proxy             Dated:
         ------------                                ------------       --------

Please sign exactly as shares are registered. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
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